Exhibit 99.1

MEDIA CONTACT:

Mark Brown
Vice President Marketing
mark.brown@dealertrack.com
(516)734-3887

INVESTOR CONTACT:

Elizabeth Besen
Director of Investor Relations
elizabeth.besen@dealertrack.com
(516) 734-3859

DealerTrack Completes Acquisition of eCarList

Lake Success, N.Y., July 6, 2011 – DealerTrack AAX, Inc., a subsidiary of DealerTrack Holdings, Inc. (Nasdaq: TRAK), today announced that it has completed the acquisition of substantially all of the assets of eCarList LLC, a leading provider of inventory management and merchandising solutions for automobile dealerships.  The agreement to acquire eCarList was announced on May 25, 2011.

Based in Dallas, eCarList provides a full suite of inventory management and online marketing tools for the retail automotive industry, enabling dealers to appraise, price, and merchandise vehicle inventory online in real-time.  eCarList’s solutions and services are now part of the DealerTrack Inventory Solutions Group, which includes inventory management, inventory distribution, vehicle appraisal and pricing tools, mobile software, dealership health reporting, CRM, custom web design, and digital marketing solutions via an integrated Software as a Service (SaaS) platform.  eCarList improves dealership productivity, inventory turn, sales, and profits for its clients by improving and simplifying the way in which inventory is managed, distributed, and viewed by consumers.

Mark F. O’Neil, chairman and chief executive officer of DealerTrack, commented, “The acquisition of eCarList will improve upon our industry-leading inventory management solution to the automotive retail market.”  O’Neil continued, “The combination of DealerTrack AAX’s analytical and vehicle performance reporting tools along with eCarList’s innovative merchandising solutions will help dealerships more effectively market vehicles and improve the profitability of their new and used vehicle sales.”

The financial impact of the eCarList acquisition on DealerTrack’s 2011 guidance will be provided in conjunction with the release of DealerTrack’s results for the second quarter of 2011.

About DealerTrack (www.dealertrack.com)
DealerTrack's intuitive and high-value software solutions and services enhance efficiency and profitability for all major segments of the retail automotive industry, including dealers, lenders, OEMs, agents and aftermarket providers.  DealerTrack, whose solution set for dealers is the industry's most comprehensive, operates the largest online credit application network in the United States, connecting approximately 17,000 dealers with more than 1,000 lenders. DealerTrack’s Dealer Management System (DMS) provides dealers with easy-to-use tools and real-time data access to enhance their efficiency.  DealerTrack’s Inventory Solutions Group delivers inventory management and merchandising tools and services needed to accelerate used-vehicle turn rates and help increase profits for dealers.  DealerTrack’s Sales and F&I solutions allow dealers to streamline the entire sales process as they structure deals from a single integrated platform.  Its Compliance solution helps dealers meet legal and regulatory requirements and protect their assets. DealerTrack also offers additional solutions for the automotive industry including electronic motor vehicle registration and titling applications, paper title storage, and digital document services. DealerTrack's family of companies also includes data and consulting service providers ALG and Chrome Systems. For more information, visit www.dealertrack.com.

Safe Harbor for Forward-Looking and Cautionary Statements
Statements in this press release regarding benefits to DealerTrack and its customers of the acquisition of eCarList and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995).  These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of DealerTrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

Factors that might cause such a difference include: economic trends that affect the automotive retail industry or the indirect automotive financing industry including the number of new and used cars sold; reductions in auto dealerships; the impact of some vendors of software products for automotive dealers making it more difficult for DealerTrack's customers to use DealerTrack's solutions and services; security breaches, interruptions, failures and/or other errors involving DealerTrack's systems or networks; the failure or inability to execute any element of DealerTrack's business strategy, including selling additional products and services to existing and new customers; the integration of the eCarList acquisition and the expected benefits; DealerTrack's success in expanding its customer base and product and service offerings; and other risks listed in DealerTrack's reports filed with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K.  These filings can be found on DealerTrack's website at www.dealertrack.com and the SEC's website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and DealerTrack disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

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